COMMERCIAL PROMISSORY NOTE

Community Bank N.A.
331 West Pulteney Street
Corning, New York 14830
(607)937&45;5471
LOAN NUMBER	NOTE DATE	PRINCIPAL AMOUNT	LOAN TERM	MATURITY DATE
C&45;10&45;03&45;088178	March 31, 2010	$1,050,000.00	60 months	April 1, 2015
LOAN PURPOSE: Refinancing

BORROWER INFORMATION
Corning Natural Gas Corporation
330 William Street, P.0. Box 58
Corning, NY 14830&45;0058

NOTE. This Commercial Promissory Note will be referred to in this document as the "Note."

LENDER. "Lender" means Community Bank N.A. whose address is 331 West Pulteney Street, Corning, New York 14830 , its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Note.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million Fifty Thousand and 00/100 Dollars ($1,050,000.00) and all interest and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This loan will be paid according to the following schedule: 59 consecutive payments of principal and interest in the amount of $11,837.59 beginning on May 1, 2010 and continuing on the same day of each month thereafter. One final balloon payment shall be due on the Maturity Date in an amount equal to the then unpaid principal and accrued and unpaid interest. All payments received by the Lender from the Borrower for application to the Loan may be applied to the Borrower's obligations under the Loan in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. The interest rate on this Note will be fixed at 6.250% per annum.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. Interest on this Note is calculated on a 365/360 day basis. The unpaid balance of this loan after Maturity, whether by acceleration or otherwise, shall be subject to a post&45;maturity rate of interest equal to the same fixed or variable rate basis in effect before maturity.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of $25.00 or 5% of the amount past due, whichever is greater.

PREPAYMENT PENALTY. This Note may be prepaid, in full or in part, at any time, without penalty

SECURITY TO NOTE. Security (the "Collateral") for this Note is granted pursuant to the following security document(s):

* Security Agreement dated March 31, 2010 evidencing security interest in "all interests of the Borrower in fixtures, equipment and inventory used by the Borrower in the exercise of its gas distribution franchise in the Town of Virgil, Cortland County, New York pursuant to an Order Granting a Certificate Of Public Convenience and Necessity issued by the New York State Public Service Commission on June 18, 2009 in Case Number 09&45;G&45; 0252." Security Agreement dated March 31, 2010 evidencing security interest in Rabbi Trust Account, Community Bank, N. A. # 89151111309.

RIGHT OF SET&45;OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set&45;off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Borrower to Lender including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set&45;off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set&45;off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note to be immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by
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Borrower under the terms of this Note or any other agreement or security instrument executed in connection with this Note (such documents hereafter identified individually as "Loan Document" and collectively as "Loan Documents"); (c) any default by Borrower under the terms of any other note, loan agreement, security agreement, mortgage or other document in favor of Lender; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Loan Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any agreement or instrument with or in favor of Lender entered into or delivered in connection with the Loan terminates, attempts to terminate or defaults under any such agreement or instrument; (1) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

RELATED DOCUMENTS. If this Note is secured by a security agreement, mortgage, deed of trust, trust deed, security deed or loan agreement of even or previous date, it is subject to all the terms thereof.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Note is governed by the laws of the state of New York except to the extent that federal law

HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Note, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys' fees, to the extent permitted by

ADDITIONAL PROVISIONS. The Commitment Letter from Lender to Borrower dated April 29, 2009, and its terms and conditions, together with the Line of Credit Agreement dated June 5, 2009, are incorporated by reference and made a part hereof with the same force and effect as if it were set forth herein. In the event that any of the provisions contained in the Commitment Letter or the Line of Credit Agreement conflict in whole or in part with the provisions contained in this Commercial Line of Credit Agreement and Note, the provisions contained in the Commitment Letter and Line of Credit Agreement shall control.

WAIVER OF JURY TRIAL. All parties to this Note hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Note or any other instrument, document or agreement executed or delivered in connection with this Note or the related transactions.

By signing this Note, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

Corning Natural Gas Corporation
________________________________________
By: Michael German	Date
Its: President
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LENDER: Community Bank N.A.
________________________________________
By: Thomas Beers	Date
Its: Commercial Loan Officer/Vice President

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